UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2015

Mallinckrodt public limited company
__________________________________________
(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Perth House, Millennium Way, Chesterfield, Derbyshire, United Kingdom,		S41 8ND
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+44.124.626.3051

Damastown, Mulhuddart, Dublin 15, Ireland
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Mallinckrodt public limited company ("Mallinckrodt") acquired Questcor Pharmaceuticals, Inc. ("Questcor") on August 14, 2014. As Mallinckrodt has previously disclosed, on June 11, 2014, Questcor received a subpoena and Civil Investigative Demand from the Federal Trade Commission ("FTC") seeking documents and information related to the FTC's investigation into whether Questcor's 2013 acquisition of rights to develop and commercialize Synacthen Depot® from Novartis AG and Novartis Pharma AG violates antitrust laws. Subsequently, a small number of states commenced similar investigations focused on whether the transaction violates state antitrust laws. Mallinckrodt is fully cooperating in each of these investigations and is not aware of any existing or pending litigation in connection with the investigations. Mallinckrodt believes the ultimate resolution of these investigations will not have a material adverse effect on its financial condition, results of operations, or cash flows.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mallinckrodt public limited company

June 18, 2015	By:	Kenneth L. Wagner

Name: Kenneth L. Wagner
Title: Vice President and Corporate Secretary